[SE FINANCIAL CORP. LETTERHEAD]

Dear Fellow Shareholders:

At the upcoming June 6th annual meeting of SE Financial Corp. (the Company"), stockholders will vote on the approval of proposed stock compensation plans, Proposals 2 and 3 on your proxy card. By now you have received from the Company a proxy statement and proxy card as well as a letter advising you of the recommendation of leading proxy advisors, Institutional Shareholder Services
(ISS) and Glass Lewis, in favor of our proposed plans.
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As  expressed in our proxy  statement,  the purpose of the Stock Option Plan and
Restricted Stock Plan is to attract and retain qualified individuals for positions of substantial responsibility and to provide additional incentive to directors and officers to promote the successful operation of the Company and St. Edmond's Federal Savings Bank. These plans are designed to ensure that the interests of management are aligned with those of the shareholders. Most large
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corporations and many smaller publicly traded  companies,  such as SE Financial,
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provide an equity stake to key  employees  and  management  as incentive to work
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toward the goal of maximizing the price of the company's shares.
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In March 2005, the Board of Directors of the Company hired a new management team in order to more effectively implement the business plan and expand our operations. This team of highly experienced and proven banking professionals came from large public financial institutions. Stock compensation awards are being granted to this new management team over several years. Without stock
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benefit  plans of this nature,  we believe it would be impossible to attract and
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retain this type of talent to the Company.
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The Board of Directors is  unanimous  in its  conviction  that it is in the best interest of shareholders to ensure that key employees and the Board are motivated and committed to maximizing shareholder value over the long-term.

Please vote with the Board of Directors  and vote in favor of Proposals 2 and 3,
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approval of the Stock Option Plan and the Restricted Stock Plan.
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SE FINANCIAL CORP.

/s/Marcy C. Panzer                                      /s/Pamela M. Cyr

Marcy C. Panzer, Chairman                               Pamela M. Cyr, President

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              PLEASE VOTE IN FAVOR OF ALL PROPOSALS TO BE PRESENTED
            AT THE MEETING, INCLUDING PROPOSALS 2 AND 3 - APPROVAL OF
                THE STOCK OPTION PLAN AND RESTRICTED STOCK PLAN.

            We need your vote regardless of how many shares you own.

              If you have mailed your proxy card, please accept our
                       thanks and disregard this request.